Registration  No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE WORLD GOLF LEAGUE, INC.
                        -------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                          95-0201235
-------------------------------                    ----------------------
(STATE  OR  OTHER  JURISDICTION                      (IRS  EMPLOYER
     OF  INCORPORATION)                               IDENTIFICATION  NO.)

258  EAST  ALTAMONTE  DRIVE,  ALTAMONTE  SPRINGS,  FLORIDA       32701
----------------------------------------------------------       -----
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                           STOCK ISSUANCE PURSUANT TO
        THE WORLD GOLF LEAGUE, INC. 2003 NON-QUALIFIED STOCK OPTION PLAN
    -------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                                         COPY  TO:
MICHAEL  S.  PAGNANO                         DAVID  M.  LOEV,  ATTORNEY  AT  LAW
THE  WORLD  GOLF  LEAGUE,  INC.              2777  ALLEN  PARKWAY
248  EAST  ALTAMONTE  DRIVE                  SUITE  1000
ALTAMONTE  SPRINGS,  FLORIDA  32701          HOUSTON,  TEXAS  77019
(407)  331-6272                              (713)  524-4110
NAME,  ADDRESS  AND  TELEPHONE
(NUMBER  OF  AGENT  FOR  SERVICE)




APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.




                                  CALCULATION  OF  REGISTRATION  FEE


TITLE OF SECURITIES            AMOUNT TO BE    PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
TO BE REGISTERED                REGISTERED    OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
                                                  SHARE (1)               PRICE              FEE
-----------------------------  ------------  --------------------  -------------------  -------------
Common Stock, $.001 par value    35,000,000        $ .046              1,610,000           $  148.12
-----------------------------  ------------  --------------------  -------------------  -------------

(1)     Calculated  in  accordance  with  Rule  457(c)  solely  for  the  purpose  of determining the registration  fee.  The offering price is based on the closing bid and asked price as reported on the
Nasdaq  Electronic  Bulletin  Board  on  July  29,  2003.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM  1.     PLAN  INFORMATION

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM  2.     REGISTRATION  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as amended.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB through the fiscal quarter ended March 31, 2003.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES

COMMON  STOCK

     GENERAL. The Company is authorized to issue 300,000,000 shares of Common Stock, $.001 par value per share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     VOTING RIGHTS. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     DIVIDEND POLICY. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Legal counsel for the Registrant, David M. Loev, Attorney at Law is the owner of 75,000 shares of free-trading common stock.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Delaware law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Delaware law.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.     EXHIBITS

4.1     The  World  Golf  League,  Inc.  2003  Non-Qualified  Stock  Option Plan

5.1 Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

23.1    Consent  of  David  M.  Loev, Attorney at Law (included in Exhibit 5.1)

23.2    Consent  of  Parker  &  Co.

ITEM  9.     UNDERTAKINGS

     (a)     The  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, Florida on the 31st day of July, 2003.

                                 THE  WORLD  GOLF  LEAGUE,  INC.


                            BY:  /s/  Michael  S.  Pagnano
                                ---------------------------------------
                                Michael  S.  Pagnano,  Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURES                         TITLE                         DATE
     ----------                         -----                         ----


/s/  Michael  S.  Pagnano                                        August 1,  2003
--------------------------
Michael  S.  Pagnano            (Principal  Executive  Officer)

/s/  Michael  S.  Pagnano                                        August 1,  2003
--------------------------
Michael  S.  Pagnano            (Principal Financial and Accounting
                                 Officer)


/s/ William Page
---------------------------      Director                         August 1, 2003
William Page


/s/ King Simmons
---------------------------      Director                         August 1, 2003
King Simmons